April 1 , 2019

VERB TECHNOLOGY COMPANY, INC.

344 S. Hauser Boulevard, Suite 414

Los Angeles, California 90036

Re: Verb Technology Company, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as securities counsel to Verb Technology Company, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (File No. 333-226840), as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, and Amendment No. 8 (collectively, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of up to 6,344,827 units (the “Units”) consisting of an aggregate of (i) 6,344,827 shares (the “Shares”) of common stock, $0.0001 par value (the “Common Stock”), and (ii) warrants to purchase up to 6,344,827 Common Stock (the “Warrants”; and the shares of Common Stock issuable from time to time upon exercise of the Warrants, the “Warrant Shares”), which includes up to 827,586 Shares and Warrants to purchase up to 827,586 Warrant Shares for which the Underwriter (as defined below) has been granted an over-allotment option. The Units, the Shares, the Warrants, and the Warrant Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to an Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between the Company and A.G.P. Alliance Global Partners (the “Underwriter”), the form of which was filed as Exhibit 1.1 to the Registration Statement. The Company is also registering (A) a warrant to purchase up to 275,862 shares of Common Stock to be issued to the Underwriter or its designees as additional compensation pursuant to the Underwriting Agreement (the “Underwriter’s Warrant”), and (B) 275,862 shares of Common Stock issuable upon exercise of the Underwriter’s Warrant (the “Underwriter’s Warrant Shares”). In connection with the Warrants and the Underwriter’s Warrant, the Company will enter into a Warrant Agent Agreement, by and between the Company and VStock Transfer, LLC (the “Warrant Agent Agreement”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

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Based upon and subject to the foregoing, we are of the opinions that:

1.	The Units have been duly authorized for issuance by the Company and, when issued, delivered, and paid for as described in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.

2.	The Shares have been duly authorized for issuance by the Company and, when issued, delivered, and paid for as described in the Registration Statement and pursuant to the Underwriting Agreement, will be validly issued, fully-paid, and non-assessable.

3.	The Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and pursuant to the Underwriting Agreement, the Warrants, and the Warrant Agent Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.

4.	The Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor, upon exercise of the Warrants in accordance with and in the manner described in the Registration Statement and the terms of the Warrants and the Warrant Agent Agreement, will be validly issued, fully-paid, and non-assessable.

5.	The Underwriter’s Warrant, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and pursuant to the Underwriting Agreement, the Underwriter’s Warrant, and the Warrant Agent Agreement, will constitute a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.

6.	The Underwriter’s Warrants Share have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor, upon exercise of the Underwriter’s Warrant in accordance with and in the manner described in the Registration Statement and the terms of the Underwriter’s Warrant and the Warrant Agent Agreement, will be validly issued, fully-paid, and non-assessable.

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Our opinions herein are expressed solely with respect to the federal laws of the United States and the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws currently in effect). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

This opinion letter and the opinions expressed herein are for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement (the “Prospectus”). In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities, or the Registration Statement. The opinions are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Baker & Hostetler LLP